Exhibit 10.4

Promissory Note


$3861.00                                                  December 31, 2002
                                                          Newport Beach, CA


     On Demand for value received the undersigned promises to pay in lawful money of the United States of America to the order of Mezzanine Associates, LLC, nominee or assignee, the sum of Three Thousand Eight Hundred Sixty-One Dollars ($3861.00), with interest from December 31, 2002 until paid at the rate of ten percent (10%) per annum).

     Should interest not be paid, it shall thereafter bear interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the principal at the maximum rate permitted by law. The undersigned hereby waives presentment of payment, protest, notice of protest, notice of nonpayment, and diligence in bringing suit, and further agrees, in case suit is instituted, to collect this Promissory Note or any portion thereof, to pay such additional sum for attorneys' fees as the Court may adjudge reasonable in such suit.



                                   Whitelight Corporation



                                   By: /s/ Eric Chess Bronk
                                   ____________________________________
                                   Eric Chess Bronk,  President